January 19, 2021

Bank of America Announces Stock Dividends and Common Stock Repurchase Plan for Q1-21

CHARLOTTE – Bank of America today announced the Board of Directors declared a regular quarterly cash dividend on Bank of America common stock of $0.18 per share, payable on March 26, 2021 to shareholders of record as of March 5, 2021.

Also, the Board authorized the repurchase of $2.9 billion in common stock through March 31, 2021, plus repurchases to offset shares awarded under equity-based compensation plans during the same period, estimated to be approximately $0.3 billion. This authorization equals the maximum allowed for the period, according to guidelines established by the Federal Reserve Board following the results of the latest Comprehensive Capital Analysis and Review examination.

The Board’s decision reflects the strength of the company’s balance sheet and its continued focus on growing responsibly. At December 31, 2020 the company’s common equity tier 1 (CET1) ratio was at an all-time high of 11.9 percent. This translates into $36 billion in capital above the minimum requirement.

The repurchase program will be subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time. The common stock repurchases may be effected through open market purchases or privately negotiated transactions, including Rule 10b5-1 plans.

The Board also declared a regular quarterly cash dividend of $1.75 per share on the
7% Cumulative Redeemable Preferred Stock, Series B. The dividend is payable on April 23, 2021 to shareholders of record as of April 9, 2021.

Forward-Looking Statements
Certain statements contained in this news release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the current expectations, plans or forecasts of Bank of America based on available information. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2019 and in any of the Bank of America’s other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,700 lending centers, 2,600 financial centers with a Consumer Investment Financial Solutions Advisor and approximately 2,400 business centers; approximately 17,000 ATMs; and award-winning digital banking with approximately 39 million active users, including approximately 31 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the
New York Stock Exchange.

For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom and register for email news alerts.

www.bankofamerica.com

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Investors May Contact:
Lee McEntire, Bank of America
Phone: 1.980.388.6780
lee.mcentire@bofa.com

Jonathan G. Blum, Bank of America (Fixed Income)
Phone: 1.212.449.3112
jonathan.blum@bofa.com

Reporters May Contact:
Jerry Dubrowski, Bank of America
Phone: 1.646.855.1195 (office) or 1.508.843.5626 (mobile)
jerome.f.dubrowski@bofa.com

Christopher P. Feeney, Bank of America
Phone: 1.980.386.6794
christopher.feeney@bofa.com